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                                                                     EXHIBIT 4.6



                                 AMENDMENT NO. 1
                                         to
                         5-YEAR REVOLVING CREDIT AGREEMENT

     THIS AMENDMENT NO. 1 TO 5-YEAR REVOLVING CREDIT AGREEMENT (the "Amendment") is made as of June 30, 2004 (the "Effective Date"), by and among UNITED STATIONERS SUPPLY CO. (the "Borrower"), UNITED STATIONERS INC., as a credit party (the "Parent"), the financial institutions listed on the signature pages hereof (the "Lenders") and BANK ONE, NA, in its capacity as administrative agent (the "Agent") under that certain 5-Year Revolving Credit Agreement dated as of March 21, 2003 by and among the Borrower, the Parent, the financial institutions party thereto and the Agent (as amended, supplemented or otherwise modified as of the date hereof, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                   WITNESSETH

     WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement; and

     WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement on the terms and conditions set forth herein;

     WHEREAS, the Borrower, the Agent and the Required Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following amendments to the Credit
Agreement:

1. AMENDMENTS TO THE CREDIT AGREEMENT. Effective as of June 30, 2004 (the "Effective Date") and subject to the satisfaction of the conditions precedent set forth in SECTION 2 below, the Credit Agreement is hereby amended as follows:

     1.1.  The definition of "PERMITTED PRIORITY LIENS" now appearing in
           SECTION 1.1 of the Credit Agreement is amended to insert immediately after the phrase "6.15.6 or 6.15.7" now appearing therein, the following: "or 6.15.23".

     1.2. The definition of "PERMITTED SHARE REPURCHASE AMOUNT" now appearing in SECTION 1.1 of the Credit Agreement is deleted in its entirety.

     1.3. The following new definitions shall be inserted in SECTION 1.1 of the Credit Agreement in proper alphabetical order:

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           "PERMITTED CUSTOMER FINANCING GUARANTEE" MEANS ANY GUARANTY OR
           REPURCHASE OR RECOURSE OBLIGATIONS OF THE BORROWER, INCURRED IN
           THE ORDINARY COURSE OF BUSINESS, IN RESPECT OF INDEBTEDNESS INCURRED BY A CUSTOMER OF THE BORROWER; PROVIDED THAT THE BORROWER'S OBLIGATIONS IN RESPECT OF ALL SUCH GUARANTEES AND OTHER RECOURSE OBLIGATIONS SHALL NOT EXCEED $30,000,000 IN THE AGGREGATE.

           "PERMITTED DISTRIBUTION AMOUNT" IS DEFINED IN SECTION 6.10.

     1.4. SECTION 6.2 of the Credit Agreement is amended to delete the phrase "Permitted Share Repurchase Amount" now appearing therein, and to substitute the following therefor: "Permitted Distribution Amount".

     1.5. SECTION 6.10 of the Credit Agreement is amended to delete clause (v) thereof in its entirety, and to substitute the following therefor:

           SO LONG AS NO DEFAULT OR UNMATURED DEFAULT SHALL BE CONTINUING OR RESULT THEREFROM, THE BORROWER MAKE DISTRIBUTIONS TO THE PARENT AND THE PARENT MAY REDEEM, REPURCHASE, ACQUIRE OR RETIRE AN AMOUNT OF ITS CAPITAL STOCK OR WARRANTS OR OPTIONS THEREFOR, OR DECLARE AND PAY ANY DIVIDEND OR MAKE ANY DISTRIBUTION ON ITS CAPITAL STOCK, IN THE AGGREGATE, CALCULATED AS OF THE DATE SUCH DISTRIBUTION IS MADE BY
           THE BORROWER, UP TO THE SUM OF (1) THE GREATER OF (A) $250,000,000 AND (B) AN AMOUNT EQUAL TO (X) $250,000,000 PLUS (Y) 25% OF CONSOLIDATED NET INCOME (OR MINUS 25% OF ANY LOSS) IN EACH FISCAL QUARTER BEGINNING WITH THE FISCAL QUARTER ENDING JUNE 30, 2003,
           PLUS (2) THE NET CASH PROCEEDS RECEIVED BY THE PARENT OR THE BORROWER FROM THE EXERCISE OF STOCK OPTIONS ISSUED TO THE DIRECTORS, OFFICERS AND EMPLOYEES OF THE PARENT, THE BORROWER OR THE BORROWER'S SUBSIDIARIES; ALL SUCH PERMITTED AMOUNTS ACTUALLY PAID UNDER THIS CLAUSE (V) DURING ANY PERIOD BEING THE "PERMITTED DISTRIBUTION AMOUNT" FOR SUCH PERIOD

     1.6. SECTION 6.13.7 of the Credit Agreement is deleted in its entirety, and the following is substituted therefor:

               6.13.7 INVESTMENTS (X) CONSTITUTING CUSTOMER ADVANCES NOT TO EXCEED $20,000,000 AT ANY ONE TIME OUTSTANDING AND (Y) ARISING AS A RESULT OF ANY REQUIRED PAYMENT UNDER ANY PERMITTED CUSTOMER FINANCING GUARANTY.

     1.7.  SECTION 6.15 of the Credit Agreement is amended (i) by renumbering
           SECTION 6.15.23 as SECTION 6.15.24 and (ii) inserting the following new SECTION 6.15.23 as follows:

               6.15.23 LIENS ENCUMBERING CASH DEPOSITS IN AN AMOUNT NOT TO EXCEED $30,000,000 TO SECURE PERMITTED CUSTOMER FINANCING GUARANTEES.

     1.8. SECTION 6.19 of the Credit Agreement is amended (i) by deleting the "and" immediately prior to CLAUSE (VII) thereof and (ii) inserting the following new CLAUSE (VIII) at the end thereof:


                                          2
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           , AND (VIII) PERMITTED CUSTOMER FINANCING GUARANTEES.

     1.9. SECTION 6.22 of the Credit Agreement is amended to delete the phrase "Permitted Share Repurchase Amount" now appearing therein, and to substitute the following therefor: "Permitted Distribution Amount".

2. CONDITIONS OF EFFECTIVENESS. The effectiveness of this Amendment is subject to the conditions precedent that the Agent shall have received:

           (a) duly executed originals of this Amendment from each of the Borrower and the Required Lenders (or the Agent with the consent in writing of the Required Lenders);

           (b) duly executed originals of a Reaffirmation in the form of Attachment A attached hereto from each of the Parent and each of the Borrower's Subsidiaries identified thereon;

           (c) the Amendment Fee (as defined below) payable for the account of each Lender executing this Amendment; and

           (d) such other documents, instruments and agreements as the Agent shall reasonably request.

3. AMENDMENT FEE. Each Lender that delivers a duly executed signature page to this Amendment to the Agent's counsel, Sidley Austin Brown & Wood LLP,
     Attention: Ken Bellaire, by facsimile (fax: 312-853-7036) by 5:00 (Chicago time) on June 29, 2004, shall be entitled to an amendment fee (the "Amendment Fee") equal to $5,000.

4.   REPRESENTATIONS AND WARRANTIES AND REAFFIRMATIONS OF THE BORROWER.

     4.1. The Borrower hereby represents and warrants that (i) this Amendment and the Credit Agreement as previously executed and as modified hereby, and the Reaffirmation attached hereto, constitute legal, valid and binding obligations of each Credit Party party thereto and are enforceable against each such Credit Party in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and requirements of reasonableness, good faith and fair dealing), and (ii) no Default or Unmatured Default has occurred and is continuing.

     4.2. Upon the effectiveness of this Amendment and after giving effect hereto, the Borrower hereby reaffirms all covenants, representations and warranties, in all material respects, made in the Credit Agreement as modified hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Effective Date, except that any such covenant, representation, or warranty that was made as of a specific date shall be considered reaffirmed only as of such date.


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5.   REFERENCE TO THE EFFECT ON THE CREDIT AGREEMENT.

     5.1. Upon the effectiveness of SECTION 1 hereof, on and after the date hereof, each reference in the Credit Agreement (including any reference therein to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

     5.2. Except as specifically modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     5.3. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                          [REMAINDER OF PAGE INTENTIONALLY BLANK]



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     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                   UNITED STATIONERS SUPPLY CO., as the Borrower


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   BANK ONE, NA (MAIN OFFICE CHICAGO),
                                   individually, as an LC Issuer, and as Agent


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   PNC BANK N.A.


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:


                                   STANDARD FEDERAL BANK N.A.



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:




SIGNATURE PAGE TO AMENDMENT NO. 1

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                                   U.S. BANK NATIONAL ASSOCIATION


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   COMERICA BANK


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   KEYBANK NATIONAL ASSOCIATION


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   TRANSAMERICA BUSINESS CAPITAL CORPORATION


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   ASSOCIATED BANK, N.A.


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:




SIGNATURE PAGE TO AMENDMENT NO. 1

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                                   FIFTH THIRD BANK (CHICAGO), A
                                   MICHIGAN BANKING CORPORATION



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   FIRST BANK


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   UNION BANK OF CALIFORNIA


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   BANK OF SCOTLAND


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   HIBERNIA NATIONAL BANK


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:




SIGNATURE PAGE TO AMENDMENT NO. 1

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                                   THE NORTHERN TRUST COMPANY


                                   By:
                                      ------------------------------------------

                                   Name:
                                   Title:



                                   OAK BROOK BANK


                                   By:
                                      ------------------------------------------

                                   Name:
                                   Title:



                                   RZB FINANCE LLC, CONNECTICUT OFFICE


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



SIGNATURE PAGE TO AMENDMENT NO. 1

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                                                                    ATTACHMENT A

                                 REAFFIRMATION

     Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the 5-Year Revolving Credit Agreement dated as of March 21, 2003 by and among UNITED STATIONERS SUPPLY CO. (the "Borrower"), UNITED STATIONERS INC., as a credit party (the "Parent"), the financial institutions from time to time parties thereto (the "Lenders") and BANK ONE, NA, in its capacity as administrative agent (the "Agent") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), which Amendment No. 1 is dated as of June 30, 2004 (the "Amendment"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. The undersigned acknowledge and agree that nothing in the Credit Agreement, the Amendment or any other Loan Document shall be deemed to require the consent of the Agent or any Lender to any future amendment or other modification to the Credit Agreement or any Loan Document. Each of the undersigned reaffirms the terms and conditions of the Guaranty, the Security Agreement, the Intellectual Property Security Agreements and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated:  June 30, 2004

UNITED STATIONERS INC.

By:
   ---------------------------
Name:  Brian S. Cooper
Title: Senior Vice President and Treasurer


LAGASSE, INC.                                UNITED STATIONERS TECHNOLOGY
                                             SERVICES LLC

By:                                          By:
   ---------------------------                  --------------------------
Name:  Brian S. Cooper                       Name:  Brian S. Cooper
Title: Vice President and Treasurer          Title: Vice President and Treasurer


UNITED STATIONERS FINANCIAL
SERVICES LLC

By:
   ---------------------------
Name:  Brian S. Cooper
Title: Vice President and Treasurer






REAFFIRMATION TO AMENDMENT NO. 1